Exhibit 32.1
WESTERN RESERVE BANCORP, INC.
FORM 10-QSB
Quarter ended March 31, 2007
CERTIFICATION OF FINANCIAL RESULTS
I, Edward J. McKeon, the President and Chief Executive Officer of Western Reserve Bancorp, Inc. hereby certify the following:
•	This Form 10-QSB fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, and

•	The information contained in the report fairly presents, in all material respects, the financial position and results of operations of Western Reserve Bancorp, Inc. as of and for the periods presented.

/s/ Edward J. McKeon
Edward J. McKeon
President and Chief Executive Officer May 14, 2007